Exhibit 99.1

Announces Results for the Year Ended June 30, 2025

Investor Contact

John A. Carroll

President and Chief Executive Officer

IR@WinchesterSavings.com

(781) 729-2130

WINCHESTER, MA, July 30, 2025 - Winchester Bancorp, Inc. (NASDAQ-WSBK) (the "Company"), the holding company for Winchester Savings Bank (the "Bank"), today announced its 2025 financial results.

As described in the prospectus for its initial public offering (“IPO”), concurrent with the completion of its reorganization and stock offering, the Company made a one-time donation of $400,000 in cash and 185,907 shares of common stock to the Winchester Savings Bank Charitable Foundation at a total market value of $2.3 million, resulting in an after-tax charge of $1.6 million. As a result of this contribution the Company reported a net loss of $874,000 for the year ended June 30, 2025, compared to net income of $786,000 for the year ended June 30, 2024. Net income excluding the charitable foundation contribution (non-GAAP) was $750,000 for the year ended June 30, 2025, compared to $786,000 for the year ended June 30, 2024. Non-GAAP reconciliation tables are included in this release.

“In the fourth quarter, we completed our reorganization and concurrent stock offering, building on our 154-year legacy. Both the capital we raised, and the newly formed Winchester Savings Bank Charitable Foundation, will positively impact our customers and the communities we serve for many years to come,” said John A. Carroll, President and Chief Executive Officer.

BALANCE SHEET

Total assets were $949.4 million as of June 30, 2025, representing an increase of $96.4 million, or 11.3%, from June 30, 2024.

•
Cash and cash equivalents increased to $55.2 million from $44.1 million, a $11.1 million, or 25.2%, year over year as a result of the cash raised in the reorganization and stock offering.
•
Net loans were $751.2 million, representing an increase of $69.3 million or 10.2% from the prior year as demand for new originations continued. The main driver of the new growth was in multi-family, residential real estate and commercial real estate loans, which increased $41.8 million, $18.8 million and $16.9 million, respectively, partially offset by a decline in the construction portfolio of $5.5 million.
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Investment securities totaled $104.5 million, representing an increase of $17.9 million or 20.6% from the prior year due to purchases of U.S. treasuries and government agency securities.
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Deposits totaled $679.2 million, representing an increase of $43.8 million, or 6.9% from the prior year. The increase in deposits was a result of growth in customer deposits, primarily money market and certificate of deposit accounts, which increased by $35.1 million and $21.0 million, respectively, partially offset by decreases in savings and demand deposit accounts, which decreased by $8.2 million and $4.1 million, respectively.
•
Shareholders’ equity was $115.4 million, representing an increase of $35.1 million from $80.3 million, or 43.7% from the prior year. The increase was driven by net stock offering proceeds, which totaled $37.8 million partially offset by the one-time contribution to the Charitable Foundation and $3.3 million for the purchase of 334,633 shares of common stock by the employee stock ownership plan ("ESOP") in the offering.

NET INTEREST INCOME

Net interest income was $17.5 million for the year ended June 30, 2025, compared to $14.4 million for the prior year, representing an increase of $3.1 million, or 21.9%.

•
The increase in net interest income was primarily driven by an increase in net interest margin of 15 basis points, to 2.05% for the year ended June 30, 2025, compared to 1.90% for the prior year.
•
The increase in interest income during the year ended June 30, 2025 was primarily attributable to an increase in average earning assets of $100.0 million, and an increase of 38 basis points in average asset yields.
•
The increase in interest expense during the year ended June 30, 2025 was driven by increases in average interest-bearing liabilities of $94.0 million, along with an increase of 23 basis points in the average cost of interest-bearing liabilities.

NON-INTEREST EXPENSE

Non-interest expense was $18.8 million for the year ended June 30, 2025, compared to $14.9 million for the prior year, representing an increase of $3.9 million, or 26.2%.

•
Other general and administrative expense in 2025 include $2.3 million of expense resulting from the contribution to the Winchester Savings Bank Charitable Foundation in connection with the Company’s reorganization and stock offering.

ASSET QUALITY

Asset quality remains strong. The allowance for credit losses on loans in total and as a percentage of total gross loans as of June 30, 2025 was $4.2 million and 0.55%, respectively, as compared to $3.5 million and 0.50%, respectively, as of June 30, 2024.

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The Company recorded a provision for credit losses of $2.1 million for 2025 compared to $514,000 in 2024.
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For the year ended June 30, 2025, the Company recorded net charge offs of $1.4 million compared to no charge offs for the year ended June 30, 2024.
•
Total non-performing assets were $2.2 million, or 0.23%, of total assets as of June 30, 2025, and $1.4 million, or 0.16% of total assets, as of June 30, 2024.

ABOUT WINCHESTER BANCORP, INC.

Winchester Bancorp, Inc. is a mid-tier holding company of Winchester Savings Bank and is the majority owned subsidiary of Winchester Bancorp, MHC. Winchester Savings Bank's mission is to operate and grow a profitable community-oriented financial institution that is dedicated to meeting the banking needs of individuals and small businesses in the communities in which it operates.

NON-GAAP FINANCIAL MEASURES

In addition to results presented in accordance with generally accepted accounting principles ("GAAP"), this press release contains certain non-GAAP financial measures, including net income excluding contribution to the charitable foundation, noninterest expense excluding contribution to the charitable foundation, earnings per share excluding contribution to the charitable foundation, return on average assets excluding contribution to the charitable foundation, return on average shareholders' equity excluding contribution to the charitable foundation, and efficiency ratio excluding contribution to the charitable foundation. The Company's management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which can be identified by the use of words such as "estimate," "project," "believe," "intend," "anticipate," "assume," "plan," "seek," "expect," "will," "may," "should," "indicate," "would," "contemplate," "continue," "target" and words of similar meaning. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, demand for loan products, deposit flows, changes in the interest rate environment, the effects of inflation, general economic conditions (including potential recessionary conditions) or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve Board; changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, and the percentage of uninsured deposits in the portfolio; changes in asset quality, prepayment speeds, charge-offs and/or credit loss provisions, our ability to access cost-effective funding; changes in demand for our products and services; legislative, accounting, tax and regulatory changes; the imposition of tariffs or other domestic or international governmental policies; the current or anticipated impact of military conflict, terrorism or other geopolitical events; a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company's financial condition and results of operations and the business in which the Company and the Bank are engaged, the failure to maintain current technologies and the failure to retain or attract employees.

You should not place undue reliance on forward-looking statements. Winchester Bancorp, Inc. undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Winchester Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets (unaudited)

(Dollars in thousands, except share and per share data)

	June 30,	June 30,
	2025	2024
Assets
Cash and due from banks	$7,513	$3,183
Interest-bearing deposits	47,731	40,931
Total cash and cash equivalents	55,244	44,114
Securities available for sale, at fair value	47,299	31,090
Marketable equity securities, at fair value	—	2,112
Securities held to maturity, at amortized cost	57,211	55,548
Federal Home Loan Bank stock, at cost	6,278	5,763
Loans, net of allowance for credit losses of $4,151 at June 30, 2025 and $3,451 at June 30, 2024	751,220	681,951
Bank owned life insurance	10,925	10,459
Premises and equipment, net	6,418	6,981
Accrued interest receivable	3,327	3,165
Net deferred tax asset	1,212	—
Other assets	10,244	11,785
	$949,378	$852,968
Liabilities and shareholders' equity
Non-interest-bearing deposits	$55,696	$52,442
Interest-bearing deposits	623,486	582,951
Federal Home Loan Bank advances	147,000	129,469
Mortgagors’ escrow accounts	1,756	1,642
Net deferred tax liability	—	70
Accrued expenses and other liabilities	6,088	6,106
Total liabilities	834,026	772,680
Commitments and contingencies
Preferred stock, $.01 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 9,295,376 issued and outstanding as of June 30, 2025, none issued and outstanding as of June 30, 2024	93	—
Additional paid-in capital	39,571	—
Unearned compensation ESOP 334,633 and no shares unallocated at June 30, 2025 and June 30, 2024, respectively	(3,346)	—
Retained earnings	80,720	82,094
Accumulated other comprehensive loss	(1,686)	(1,806)
Total shareholders' equity	115,352	80,288
Total liabilities and shareholders' equity	$949,378	$852,968

Winchester Bancorp, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(Dollars in thousands, except share and per share data)

	Year ended
	June 30,
	2025	2024
Interest and dividend income:
Interest and fees on loans	$37,528	$30,643
Interest and dividends on securities	3,128	2,352
Interest on federal funds sold and other interest-bearing deposits	2,057	1,868
Total interest and dividend income	42,713	34,863
Interest expense:
Interest on deposits	19,115	15,944
Interest on Federal Home Loan Bank advances	6,076	4,545
Total interest expense	25,191	20,489
Net interest income	17,522	14,374
Provision for credit losses	2,066	514
Net interest income, after provision for credit losses	15,456	13,860
Non-interest income:
Customer service fees	728	683
Income on bank owned life insurance	466	315
Loss on available for sale securities, net	—	(33)
Gain on marketable equity securities, net	374	378
Gain on sale of fixed assets	—	314
Loss on sale of loans	—	(8)
Miscellaneous	224	130
Total non-interest income	1,792	1,779
Non-interest expenses:
Salaries and employee benefits	9,689	9,554
Occupancy and equipment, net	1,579	1,513
Data processing	1,368	1,131
Deposit insurance	848	472
Marketing and advertising	462	376
Net periodic pension and post retirement cost (benefit), less service costs	(73)	(723)
Other general and administrative	4,905	2,562
Total non-interest expenses	18,778	14,885
Income (loss) before income taxes	(1,530)	754
Provision (benefit) for income taxes	(656)	(32)
Net income (loss)	$(874)	$786
Share Data:
Average common shares outstanding, basic and diluted	8,817,329	N/A
Basic and diluted net loss per share	$(0.10)	N/A

Winchester Bancorp, Inc. and Subsidiaries

Average Balances and Yields (unaudited)

	For the Years Ended June 30,
	2025			2024
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$725,618	$37,528	5.17%	$644,711	$30,643	4.75%
Securities	87,850	3,128	3.56%	76,982	2,352	3.05%
Federal funds sold and other interest-bearing deposits	42,474	2,057	4.84%	34,240	1,868	5.46%
Total interest-earning assets	855,941	42,713	4.99%	755,933	34,863	4.61%
Non-interest-earning assets	39,045			24,194
Allowance for credit losses on loans	(3,575)			(3,691)
Total assets	$891,411			$776,436
Interest-bearing liabilities:
NOW and demand deposits	$55,520	137	0.25%	$71,008	578	0.81%
Savings accounts	163,597	3,871	2.37%	168,498	3,947	2.34%
Money market accounts	104,832	3,460	3.30%	64,689	1,782	2.75%
Certificates of deposit	279,500	11,647	4.17%	241,168	9,637	4.00%
Total interest-bearing deposits	603,449	19,115	3.17%	545,363	15,944	2.92%
Borrowings	139,207	6,076	4.36%	103,309	4,545	4.40%
Total interest-bearing liabilities	742,656	25,191	3.39%	648,672	20,489	3.16%
Other non-interest-bearing liabilities	67,710			50,073
Total liabilities	810,366			698,745
Shareholders' equity	81,045			77,691
Total liabilities and shareholders' equity	$891,411			$776,436
Net interest income		$17,522			$14,374
Net interest rate spread (1)			1.60%			1.45%
Net interest-earning assets (2)	$113,285			$107,261
Net interest margin (3)			2.05%			1.90%
Average interest-earning assets to average interest-bearing liabilities	115.25%			116.54%

(1) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

Winchester Bancorp, Inc. and Subsidiaries

Selected Financial Highlights (unaudited)

(Dollars in thousands, except share and per share data)

	For the Years Ended June 30,
	2025	2024

Earnings Data
Net interest income	$17,522	$14,374
Non-interest income	1,792	1,779
Total net interest income and non-interest income	19,314	16,153
Provision for credit losses	2,066	514
Non-interest expense	18,778	14,885
Pre-tax income (loss)	(1,530)	754
Net income (loss)	(874)	786
Net income excluding contribution to the charitable foundation (non-GAAP)	750	786
Non-interest expense excluding contribution to the charitable foundation (non-GAAP)	16,519	14,885

Per share Data
Basic and diluted loss per share	$(0.10)	N/A
Basic and diluted earnings per share excluding contribution to the charitable foundation (non-GAAP)	$0.09	N/A
Book value per share	$12.41	N/A

Earnings
Return on average assets	(0.10)%	0.10%
Return on average assets excluding contribution to the charitable foundation (non-GAAP)	0.08%	0.10%
Return on average shareholders' equity	(1.08)%	1.01%
Return on average shareholders' equity excluding contribution to the charitable foundation (non-GAAP)	0.93%	1.01%
Net interest margin	2.05%	1.90%
Cost of deposits	3.17%	2.92%
Efficiency ratio	97.22%	92.15%
Efficiency ratio excluding contribution to the charitable foundation (non-GAAP)	85.53%	92.15%

Balance Sheet
Total assets	$949,378	$852,968
Loans, net	$751,220	$681,951
Total shareholders' equity	$115,352	$80,288

Asset quality
Allowance for credit losses (ACL)	$4,151	$3,451
ACL/Total loans	0.55%	0.50%
ACL/Total nonperforming loans (NPLs)	187.57%	245.45%
Net charge-offs/average total loans	(0.20)%	—
Capital Ratios
Shareholders' equity/total assets	12.15%	9.41%

Winchester Bancorp, Inc. and Subsidiaries

Non-GAAP Reconciliation (unaudited)

(Dollars in thousands, except share and per share data)

	For the Years Ended June 30,
	2025	2024

Net income (loss) (GAAP)	$(874)	$786
Add:
Non-interest expense component:
Winchester Charitable Foundation contribution resulting from IPO	2,259	—
Total impact of non-GAAP adjustment	2,259	—
Less net tax benefit associated with non-GAAP adjustments	(635)	—
Net income excluding contribution to the charitable foundation (non-GAAP)	$750	$786
Average common shares outstanding	8,817,329	—
Diluted earnings per share excluding contribution to the charitable foundation (non-GAAP)	$0.09	N/A

Noninterest expense (GAAP)	$18,778	$14,885
Subtract:
Non-interest expense component:
Winchester Charitable Foundation contribution resulting from IPO	2,259	—
Noninterest expense excluding contribution to the charitable foundation (non-GAAP)	$16,519	$14,885

Net income excluding contribution to the charitable foundation (non-GAAP)	$750	$786
Average assets	$891,411	$776,436
Return on average assets excluding contribution to the charitable foundation (non-GAAP)	0.08%	0.10%
Average shareholders' equity	$81,045	$77,691
Return on average shareholders' equity excluding contribution to the charitable foundation (non-GAAP)	0.93%	1.01%

Noninterest expense excluding contribution to the charitable foundation (non-GAAP)	$16,519	$14,885
Net interest income	$17,522	$14,374
Non-interest income	1,792	1,779
Total net interest income and non-interest income	$19,314	$16,153
Efficiency ratio excluding contribution to the charitable foundation (non-GAAP) (1)	85.53%	92.15%

(1) The efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income and non-interest income